EXHIBIT 14.1
CLEVELAND BIOLABS, INC.

CODE OF ETHICS

FOR

SENIOR EXECUTIVES and FINANCIAL OFFICERS

The Board of Directors of Cleveland BioLabs, Inc. (the “Company”) adopted this Code of Ethics for Senior Executives and Financial Officers to meet the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. It is critical to the success of the Company and in the best interests of its stockholders that its employees conduct themselves honestly and ethically. In particular, the Company’s Chief Executive Officer, Chief Financial Officer, and others performing similar executive functions (each a “Covered Person”) are required to observe the highest standards of ethical business conduct, including strict adherence to this Code of Ethics for Senior Executives and Financial Officers (the “Code”), in addition to the Company’s Code of Conduct applicable to all employees, which this Code supplements. Accordingly, each Covered Person agrees to:

• Act at all times honestly and ethically, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

• Avoid conflicts of interest and disclose to the Vice President - Compliance or his/her designee any material transaction or relationship that reasonably could be expected to give rise to such a conflict.

• Take all reasonable and necessary steps within his or her areas of responsibility to provide full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with or submits to the Securities and Exchange Commission and other regulators, and in all public communications.

• Take all reasonable measures to protect the confidentiality of non-public information about the Company, its business, operations and customers obtained or created in connection with such Covered Person’s activities and to prevent the unauthorized disclosure of any such information, unless required by law, regulation or legal regulatory process.

• Conduct Company business in compliance with all applicable federal, state, foreign and local laws, rules and regulations.

•  Take no action, directly or indirectly, to fraudulently influence, coerce, manipulate or mislead the Company’s independent public auditors for the purposes of rendering the financial statements of the Company misleading.

• Notify promptly the Vice President - Compliance,  or Chairperson of the Audit Committee of the Board of Director’s regarding any actual or potential violation of this Code, the Code of Conduct, and/or any applicable securities or other laws, rules or regulations by any of the Company’s employees.

Promptly bring to the attention the Chairperson of the Audit Committee any material information that could affect the disclosures made by the Company in its public filings, any information concerning significant deficiencies in the design or operation of the Company’s internal financial controls, or any fraud involving any of the Company’s financial reporting, disclosures, or internal controls.

Anyone who violates this Code by engaging in unethical conduct, failing to report conduct potentially in violation of this Code or refusing to participate in any investigation of such conduct, will be subject to disciplinary actions, up to and including termination of service with the Company. Violations of this Code may also constitute violations of law and may result in civil or criminal penalties for a Covered Person or the Company.

The Board of Directors of the Company shall be responsible for the administration of this Code and shall have the sole authority to amend this Code or grant waivers of its provisions. Waivers will be disclosed as required by the Securities Exchange Act of 1934 and the rules thereunder and the applicable rules of the Nasdaq Stock Market.

ACKNOWLEDGEMENT

The undersigned Covered Person hereby acknowledges having received a copy of the this Code of Ethics for Senior Executives and Financial Officers, having read and understood this Code, and agrees to abide by it. The undersigned further acknowledges that it is his or her responsibility to seek clarification from the Company’s Vice President - Compliance if any application of the Code to a particular circumstance is not clear. The undersigned Covered Person further acknowledges that failure to adhere to this Code can result in disciplinary action up to and including termination of employment.  The undersigned acknowledges that this Code does not constitute a contract of employment. .

Please sign here: ________________________

Please print your name here: _______________

Date:           ___________________